Year Ended October 31, 2003

John Hancock Investment Trust III
- John Hancock Global Fund
Series - 1
NAV per share - Class C      5.75
NAV per share - Class I        N/A

- John Hancock Mid Cap Growth Fund
Series - 4
NAV per share - Class C       7.74
NAV per share - Class I         8.54

- John Hancock International Fund
Series - 5
NAV per share - Class C      5.81
NAV per share - Class I        6.30

- John Hancock Large Cap Growth Fund
Series - 6
NAV per share - Class C      8.71
NAV per share - Class I        N/A